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                                                                    Exhibit 99.1


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[LOGO]
ACETO


                              FOR IMMEDIATE RELEASE
                              ---------------------

    ACETO CORPORATION THIRD QUARTER NET INCOME UP 58% ON A 15% SALES INCREASE

                            SALES REACH RECORD LEVEL

LAKE SUCCESS, NY, May 8, 2003 - Aceto Corporation (Nasdaq:ACET), a global distributor of pharmaceuticals and specialty chemicals, today announced its results of operations for the third quarter ended March 31, 2003.

THIRD QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2002 third quarter
o  Net sales increased 15% to $70.6 million.
o  Operating profit increased 63% to $3.4 million.
o  Net income increased 58% to $2.4 million, or $0.24 per diluted share.

NINE-MONTH FINANCIAL HIGHLIGHTS - versus the first nine months of fiscal 2002
o  Net sales increased 23% to $203.2 million.
o  Operating profit increased 121% to $10.3 million.
o Net income increased 114% to $7.1 million or $0.71 per diluted share before the cumulative effect of a non-cash accounting charge(1). After the charge, net income grew 57% to $5.2 million or $0.52 per diluted share.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "We are extremely pleased with the results for the third quarter. The key component to our solid financial results was our fastest growing segment - Pharmaceuticals, Biochemicals and Nutritionals. We achieved gains in market share and experienced strong demand for Active Pharmaceutical Ingredients ("APIs") of products launched earlier in fiscal 2003. Sales in this segment rose 30% to $34.2 million in the third quarter and 46% to $102.3 million in the nine-month period. Gross profit in this segment grew 56% to $6.7 million in the quarter and 56% to $19.7 million in the year-to-date. While we did not introduce any new APIs during the third quarter, we have a launch currently underway, representing our fourth for the fiscal year."

Mr. Schwartz continued, "Additionally, our Chemicals and Colorants business continued to perform well. Year-to-date sales in this segment rose 6% and for the quarter were essentially even with the third quarter of last year."

Mr. Schwartz further stated, "Our strong financial position, with cash of $16.2 million, working capital of $65.8 million, no long-term debt and shareholders' equity of $78.9 million as of March 31, 2003, enables us to pursue our growth plans. Importantly, we have the infrastructure in place to support future growth."

Mr. Schwartz concluded, "Without giving effect for the product launch currently underway since it is difficult to quantify at this point, we expect to report earnings of at least $.17 per diluted share for the fourth quarter of 2003. As a result of our higher third quarter earnings, we now anticipate earnings of at least $.88 per diluted share for fiscal year 2003, before the cumulative effect of the non-cash accounting charge we recorded in the first half of the year ($.19 per share). This new annual guidance represents an increase in earnings of at least 76% over last year. Based on our market position, strength in sourcing, continued focus on operating efficiently, and active pursuit of accretive acquisitions, we are enthusiastic about the Company's near and long-term business prospects."

                                     -more-
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Aceto Corporation News Release                                            Page 2
May 8, 2003

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, May 8, 2003. Interested parties may participate in the call by dialing 800-863-1575 (973-582-2866 for international callers). - Please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call. The conference call will also be broadcast live over the Internet via the Events page of the Company's website at WWW.ACETO.COM. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's website. A recorded phone replay of the call will also be available from 12:00 noon ET on Thursday, May 8, 2003 until 5:00 p.m. ET on Friday, May 9, 2003. Interested parties may dial 877-519-4471 (973-341-3080 for international callers) and enter the code 3880022 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of pharmaceuticals and specialty chemicals used principally in the agricultural, color, pharmaceutical, surface coating/ink and general chemical industries. With offices in nine countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields. For more information, visit WWW.ACETO.COM and view our slide show.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, the plans to enhance market position through new product launches, advancement of globalization strategy, leveraging and enhancing sourcing capabilities, and development of regulatory support, as well as the earnings guidance for the Company's fiscal fourth quarter. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at http://www.sec.gov.

CONTACT:                                  -OR-   INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO                Loren G. Mortman
Douglas Roth, CFO                                (212) 836-9604, LMORTMAN@EQUITYNY.COM
(516) 627-6000                                   Lauren Barbera
WWW.ACETO.COM                                    (212) 836-9610, LBARBERA@EQUITYNY.COM
                                                 WWW.THEEQUITYGROUP.COM

                                     -more-

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Aceto Corporation News Release                                                           Page 3
May 8, 2003


                                CONSOLIDATED STATEMENTS OF INCOME
                             (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)

                                               Third Quarter Ended          Nine Months Ended
                                                    March 31,                  March 31,
                                                2003         2002          2003         2002
                                             ----------   ----------    ----------   ----------
Net Sales                                     $ 70,561     $ 61,594      $203,216     $164,600

Cost of Sales                                   58,767       51,837       169,171      138,130
                                             ----------   ----------    ----------   ----------

Gross Profit                                    11,794        9,757        34,045       26,470
Gross Profit %                                  16.71%       15.84%        16.75%       16.08%

Selling, General and
  Administrative Expense                         8,413        7,679        23,729       21,809
                                             ----------   ----------    ----------   ----------

Operating Profit                                 3,381        2,078        10,316        4,661

Other Income (Expense) Net of
  Interest Expense                                 149          (80)            4           50
                                             ----------   ----------    ----------   ----------

Income before Income Taxes and cumulative
  effect of accounting change                    3,530        1,998        10,320        4,711

Provision for Income Taxes                       1,119          475         3,258        1,410
                                             ----------   ----------    ----------   ----------

Income before cumulative effect of
  accounting change                              2,411        1,523         7,062        3,301

Cumulative effect of accounting change
  net of income taxes(1)                             -            -         1,873            -
                                             ----------   ----------    ----------   ----------

Net Income                                    $  2,411    $   1,523      $  5,189     $  3,301
                                             ==========   ==========    ==========   ==========
Basic earnings per common share(2):
  Before accounting change                    $   0.24    $    0.16      $   0.72     $   0.34
  Cumulative effect of accounting change      $      -    $       -      $   0.19     $      -
                                             ----------   ----------    ----------   ----------
                                              $   0.24    $    0.16      $   0.53     $   0.34

Diluted earnings per common share(2):
  Before accounting change                    $   0.24    $    0.15      $   0.71     $   0.34
  Cumulative effect of accounting change      $      -    $       -      $   0.19     $      -
                                             ----------   ----------    ----------   ----------
                                              $   0.24    $    0.15      $   0.52     $   0.34

Weighted Average Shares Outstanding
  Basic                                          9,894        9,789         9,856        9,774
  Diluted                                       10,168        9,842        10,004        9,819
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(1) In accordance with SFAS142, any impairment loss resulting from the completion of the transitional impairment test of goodwill will be recognized as a cumulative effect of an accounting change and will be recognized in the first interim reporting period.

(2) Retroactively adjusted to reflect a 3-for-2 stock dividend distributed on January 2, 2003 to common stockholders of record as of the close of business December 18, 2002.

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